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                                                                EX. 10.3

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is effective as of the 21st day of January, 2000 by and between TELCOBUY.COM LLC (the "Company") having its principal office in St. Louis, Missouri, and JAMES KAVANAUGH, an individual ("Employee").

         WHEREAS, Employee desires to be employed by the Company, and the Company desires to employ Employee, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the compensation and other benefits of Employee's employment by the Company and the recitals, mutual covenants and agreements hereinafter set forth, Employee and the Company agree as follows:

         1. Employment Services.

            (a) Employee is hereby employed by the Company, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth. During the Employment Period (as defined below), Employee shall serve as Chief Executive Officer ("CEO") of the Company.

            (b) Employee agrees that, throughout the Employment Period, Employee shall have such authorities, duties and responsibilities as are customarily assigned to the CEO of an enterprise like the Company. Such duties, responsibilities, and authorities shall include, without limitation, but subject to the authority and directions of the Board of Managers of the Company, responsibility for the management, operation, strategic direction and overall conduct of the business of the Company. The Employee shall be assigned no duties or responsibilities that are materially inconsistent with, or that materially impair his ability to discharge, the foregoing duties and responsibilities. All other employees of the Company shall report directly or indirectly to the Employee and not directly to the Board of Managers or any member. The Employee may (i) with the consent of the Board of Managers (which shall not be unreasonably withheld), serve as a director or trustee of other for profit corporations or businesses which are not in substantial competition with the Company, (ii) continue to serve as an unpaid consultant and/or advisory director of World Wide Technology, Inc., (iii) serve on civic or charitable boards or committees, and (iv) manage personal investments; provided, however, that the Employee may not engage in any of the activities described in this Section 1(b) to the extent such activities materially interfere with the performance of Employee's duties and responsibilities to the Company.

         2. Term of Employment. The term of this Employment Agreement (the "Employment Period") shall commence on January 21, 2000 (the "Effective Date"), shall end on December 31, 2002 (the "Initial Period"), and shall thereafter continue from year to year (each an "Annual Extension"), unless sooner terminated as provided in the second sentence of this Section 2 or in Section 4 hereof. Unless sooner terminated as provided in Section 4 hereof, the Employment Period may be terminated by either the Company or Employee, at the end of the Initial Period or an


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Annual Extension, if a written notice of nonrenewal is delivered to the other party at least six (6) months prior to the end of such Initial Period or Annual Extension, as the case may be.

         3. Compensation and Benefits.

            (a) Annual Base Salary. During the Employment Period, the Company shall pay Employee as compensation for his services an initial annual base salary of $160,000.00 per year. Employee's annual base salary rate shall be reviewed at least annually for increase (but in no event decrease) in the discretion of the Compensation Committee and approved by the Board of Managers, including at least one Investor Manager. The annual base salary shall be paid to Employee on the regular pay periods established by the Company.

            (b) Bonus. In addition to Employee's base compensation, Employee shall be eligible to earn a bonus upon achievement of such objectives as may be established from time to time by the Compensation Committee and approved by the Board of Managers, including at least one Investor Manager. It is the expectation that the Employee will be eligible to earn a bonus equal to his base salary upon achievement of such objectives, with greater bonus payments available if such objectives are exceeded.

            (c) Additional Equity Participation. In addition, Employee shall be entitled to participate in such equity incentive plan as may be approved from time to time by the Board of Managers, including at least one Investor Manager.

            (d) Diminished Opportunity Payment. In the event that, during the Employment Period, (A) the members or stockholders of the Company approve the liquidation, dissolution or winding up of the Company or any sale of all or substantially all of the assets of the Company (other than in connection with the conversion of the Company into a corporation), or (B) (i) a Change in Control as described in Article 11 of the Amended and Restated Operating Agreement (as in effect on the date hereof) shall occur or (ii) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than any member of the Company on the date hereof, the Company, any subsidiary of the Company, or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities, and, in the case of either clause
(A) or clause (B), the Employee shall be entitled to additional payments if and to the extent set forth in Section 4.

            (e) Life Insurance and other Benefits. The Company, at its sole cost and expense, shall during the term of this Agreement annually pay all of the premiums on Employee's $250,000 face value whole life insurance policy with Connecticut Mutual (Policy Number 6061155). Employee shall pay taxes on the portion of these premiums which are reported on Employee's Form W-2. Employee shall be the owner of said life insurance policy. Employee shall not reimburse the Company for any of said premiums which the Company has prepaid prior to the termination of Employee's employment hereunder. Employee, within his sole discretion, may designate the beneficiary or beneficiaries for said policy. The Company shall also be responsible to

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make life insurance premium payments as required to maintain the current life insurance policy in full force and effect, which payments are currently $2410.00 per year, on behalf of Employee, pursuant to the terms of the existing split dollar agreement between Employee and World Wide Technology, Inc. Should additional insurance be requested by Employee, the payment of additional premiums by the Company must be approved by the Board of Managers. For so long as he is employed by the Company, the Company will pay for Employee's personal vehicle, which Employee can replace every three (3) years. The payments on the current vehicle are $566.01 per month (expiring in March of 2000). Employee shall also receive all other standard employee benefits made available to senior executives of the company.

            (f) Benefits. Employee shall be eligible for all of the Company's benefits, including participation in any pension or option plan(s), so long as Employee qualifies under the terms of the plan documents. Subsequent to termination of Employee's employment, Employee shall have the option to continue in the Company's benefit plans at his sole cost so long as Employee qualifies under the terms of the plan documents.

            (g) Expenses. The Company agrees to reimburse Employee for those reasonable expenses incurred by Employee as a result of Employee promoting the business of the Company, including expenses for entertainment, travel and similar items upon the presentation by Employee of any itemized account of such expenses in such detail as to meet IRS requirements for the deduction of such expenses and said expenses must be ordinary an necessary expenses of the Company paid or incurred in carrying on the Company's trade or business.

         4. Termination of Employment. Prior to the expiration of the Employment Period, this Agreement and Employee's employment may be terminated as follows:

            (a) By the Company, if Employee engages in conduct which gives the Company cause to discharge him. "Cause" shall be defined as fraud, misrepresentation, theft, embezzlement, or intentional violation of law or the Company's policies or willful refusal to follow lawful directives of the Board of Managers, which violation or willful refusal is not remedied within ten (10) days after receipt of notice thereof from the Company.

            (b) Automatically, upon Employee's death or legal incapacity.

            (c) By the Company, upon the Employee's incapacity or inability to perform the services contemplated by this Agreement for a period of at least one hundred-eighty (180) days in any three hundred-sixty (360) day period because his physical or mental health shall have become so impaired as to make it impossible or impractical to perform the duties and responsibilities contemplated hereunder.

            (d) By the Company, if any of the events described in Section 3(d) hereof occur.

            (e) By Employee, if any of the events described in Section 3(d) hereof shall occur.


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            (f) By the Company, upon a majority vote of the Board of Managers.

            (g) By the Employee for "Good Reason." "Good Reason" shall be defined as only one or more of the following: (i) a material diminution of the Employee's responsibilities or authority which is not cured within ten (10) days after notice thereof from the Employee to the Company, (ii) a reduction in the compensation which the Employee is entitled to earn, or (iii) relocation of the Employee without his consent outside of the St. Louis, Missouri metropolitan area.

         5. Effect of Termination of Employment. Upon termination of Employee's employment and this Agreement, the rights and obligations of the parties pursuant to Sections 7 through 14 and Sections 16, 17 and 18 shall be unaffected, but all other rights and obligations of the parties hereunder shall cease, except:

            (a) If the Agreement is terminated pursuant to Section 4(a), all of the Employee's rights to receive compensation and benefits under this Agreement shall terminate as of the date of such termination, except as otherwise mandated by law, and the Employer shall not be entitled to any bonus with respect to the year in which termination occurs.

            (b) If this agreement is terminated pursuant to Section 4(f) or 4(g), the Company shall continue to pay Employee (or his estate), his Annual Base Salary at the time of termination described in Section 3(a) of this Agreement for two (2) years, a prorata bonus under Section 3(b) for the period through the date of termination, and a bonus under Section 3(b) for the twelve month period following the termination (collectively, "Severance Pay"). The Severance Pay shall be paid to Employee (or his estate) on the regular pay periods established by the Company, but at least on a monthly basis, and shall be subject to withholding and other applicable taxes. Notwithstanding the terms of any option plan or any equity awards granted to Employee thereunder, all such options and equity awards outstanding immediately prior to such termination shall immediately become exercisable. If Employee has been found to have in any manner breached Section 7 of this Agreement, then the Company's duty to pay any Severance Pay to Employee under this Section 5(b) of this Agreement shall terminate from the date on which it is determined that said breach occurred and Employee shall immediately reimburse the Company for any Severance Pay payments made by the Company to Employee after the first date on which said breach occurred.

            (c) If this Agreement is terminated pursuant to Section 4(b) or 4(c), Employee (or his estate) shall receive his annual base salary for the remainder of the calendar year in which such termination occurs (according to the same payroll practices in effect at the time of termination) and benefits (as applicable) for the remainder of the year and six months of the following year. Notwithstanding the terms of any option plan or any equity awards granted to Employee thereunder, all such options and equity awards outstanding immediately prior to such termination shall immediately become exercisable.

            (d) If this Agreement is terminated pursuant to Section 4(d), Employee shall receive Severance Pay as provided in Section 5(a).
Notwithstanding the terms of any option plan or equity award granted to Employee thereunder, all such options and equity awards outstanding immediately prior to such termination shall immediately become exercisable.

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            (e) If this Agreement is terminated pursuant to Section 4(e), all of the Employee's rights to receive compensation and benefits under this Agreement shall terminate as of the date of such termination, except that the Employee shall be entitled to receive a pro rata bonus through the date of termination and shall be entitled to receive benefits otherwise mandated by law; provided, however, that if the Employee continues to provide services under this Agreement for a period of at least six (6) months following the closing date of an event described in Section 3(d), and within six(6) months thereafter decides to terminate his employment, the Employee shall be entitled to receive Severance Pay.

         6. Withholding. All compensation paid to Employee shall be subject to customary withholding taxes and other employment taxes as required with respect thereto.

         7. Non-Competition and Non-Solicitation Agreement. Employee agrees that during his employment by the Company and for the period beginning on the date hereof and ending twenty-four (24) months following expiration or termination of employment for any reason, Employee will not, as an individual or as a partner, employee, agent, advisor, consultant or in any other capacity of, or, directly or indirectly, (i) carry on any business, or own greater than a 10% interest in any, Internet intensive business that uses the Global Portal Platform or a company that derives over 50% of its gross revenues or over one hundred million dollars ($100,000,000.00) from the sale of telecommunications infrastructure equipment over or through the use of the internet or the world wide web, anywhere in the United States (the "Territory"), or (ii) solicit or hire, or engage as a consultant or in any other capacity, any person who was an employee or officer of the Company at the time of termination of the Employee's employment, or at any time within six (6) months prior to such termination.

         Employee recognizes the broad territorial scope of the covenant above, but acknowledges and agrees that the restriction is reasonable and enforceable in view of, among other things, (1) the narrow range of activities prohibited,
(2) the national market in which the Company and its affiliates operate, and (3) Employee's background, which is such that the restraint will not impose an undue hardship on Employee.

         Employee expressly agrees that the covenant set forth in this Section 7 is reasonable in light of the scope of the business heretofore conducted by the Company. If any court or tribunal of competent jurisdiction shall refuse to enforce the foregoing covenant because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such covenant shall not be void, but that for the purpose of such proceedings and in such jurisdiction, such time limitation shall be deemed reduced to the extent necessary to permit enforcement of the covenant. If any court or tribunal of competent jurisdiction shall refuse to enforce the foregoing covenant because it is more extensive (whether as to geographic area, scope of business or otherwise) than is deemed reasonable, it is expressly understood and agreed between the parties hereto that such covenant shall not be void, but that for the purpose of such proceedings and in such jurisdiction, the restrictions contained herein (whether as to geographic area, scope of business or otherwise) shall be deemed reduced to the extent necessary to permit enforcement of the covenant.

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         Employee further acknowledges and agrees that the damages resulting from any breach of the foregoing covenant may be intangible in whole or in part and that the Company is entitled to seek specific enforcement, injunctive relief and other equitable remedies in addition to monetary damages, and Employee hereby stipulates to the entering of such injunctive relief prohibiting Employee from competing with the Company in breach of such covenant.

         8. Non-Waiver of Rights. The failure of either party to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

         9. Severability and Interpretation. Whenever possible, each provision of this Agreement and any portion hereof shall be interpreted in such a manner as to be effective and valid under applicable law, rules and regulations. If any covenant or other provision of this Agreement (or portion thereof) shall be held to be invalid, illegal, or incapable of being enforced, by reason of any rule of law, rule, regulation, administrative order, judicial decision or public policy, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision (or portion) unless so expressed herein. The parties hereto desire and consent that the court or other body making such determination shall, to the extent necessary to avoid any unenforceability, so reform such covenant or other provision or portions of this Agreement to the minimum extent necessary so as to render the same enforceable in accordance with the intent herein expressed.

         10. Entire Agreement. This Agreement represents the entire and integrated Employment Agreement between Employee and the Company and supersedes all prior negotiations, representations and agreements, either written or oral, with respect thereto.

         11. Notice. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier, addressed to such address as may have been furnished to the other party in writing. Notices and communications shall be effective at the time they are given in the foregoing manner (provided that notice by mail shall be deemed given three business days after posting).

         12. Amendments and Waivers. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto.

         13. Assignments. This Agreement shall be binding upon, and shall inure to the benefit of the Parties heirs, administrators, executors, successors and assigns.

         14. Arbitration. Except for disputes for which equitable relief is permitted under this Agreement, any controversy or claim arising out of or relating to this Agreement, the employment relationship or any breach thereof between the Company and Employee and any of their agents, employees and affiliated companies shall be settled by arbitration in accordance with


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the rules of the America Arbitration Association and judgment upon the award may be entered in any court having jurisdiction.

         15. Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.

         16. Indemnification. To the fullest extent permitted by the indemnification provisions of the operating agreement of the Company in effect as of the date of this Agreement (collectively, the "Indemnification Provision"), and in each case subject to the conditions thereof, the Company shall (i) indemnify the Employee, as an officer or director of the Company if the Employee shall be serving in such capacity at the Company's written request, against all liabilities and reasonable expenses that may be incurred by the Employee in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, because the Employee is or was an officer or director of the Company and (ii) pay for or reimburse the reasonable expenses incurred by the Employee in the defense of any proceeding to which the Employee is a party because the Employee is or was an officer or director of the Company. The rights of the Employee under the Indemnification Provision shall survive the termination of the employment of the Employee by the Company.

         17. Non-Disclosure Agreement. Employee shall execute the non-disclosure agreement attached as Exhibit B.

         18. Termination and Release. The Employee acknowledges that the Employment Agreement dated June 12, 1996, between the Employee and World Wide Technology, Inc. is terminated as of the date hereof, and that the Employee has no further rights thereunder.

         THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                               /s/ James P. Kavanaugh
                               -----------------------------------
                               JAMES P. KAVANAUGH



                               TELCOBUY.COM LLC


                               By: /s/ David L. Steward
                                  --------------------------------
                               Name:  David L. Steward
                               Title: Member of telcobuy.com LLC and Chief
                                      Executive Officer of World Wide Technology
                                      Inc., Majority Member of telcobuy.com LLC.


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